
Exhibit 99.1

Schedule of Compensation for Executive Officers

Bonus for 2006 Performance
Officer	2007 Salary	Cash Bonus	Restricted Stock Awards	Long-Term Restricted Stock Awards
Robert J. Attea	$ 386,632	$ 151,667	1,902[1] Shares	5,994[4] Shares
Kenneth F. Myszka	$ 376,456	$ 147,622	1,851[2] Shares	5,837[4] Shares
David L. Rogers	$ 376,456	$ 147,622	1,851[3] Shares	5,837[4] Shares

(1)	Vests 50% per year over 2 years.

(2)	Vests 25% per year over 4 years.

(3)	Vests 14.28% per year over 7 years.

(4)	Vests 12.5% per year over 8 years.